Exhibit 99.1

EyePoint Pharmaceuticals Appoints John Landis, Ph.D., M.S., to Board of Directors

- Seasoned Pharmaceutical R&D and Operations Leader with over 30 Years of Experience -

WATERTOWN, Mass., October 30, 2018 – EyePoint Pharmaceuticals (NASDAQ: EYPT), a specialty biopharmaceutical company committed to developing and commercializing innovative ophthalmic products, today announced the appointment of John Landis, Ph.D., M.S., to the Company’s Board of Directors. Dr. Landis, a veteran pharmaceutical sciences executive, has led development functions including pharmacy, analytical chemistry, process chemistry, biotechnology, devices, clinical supplies, and quality assurance. He has also led the preclinical functions of toxicology, drug metabolism and pharmacokinetics, and laboratory animal care. He will serve on the Science committee.

“Dr. Landis brings more than 30 years of pharmaceutical research and development experience to our Board with a proven track record of leading cross-functional global teams and managing preclinical and clinical asset portfolios,” said Nancy Lurker, EyePoint’s President and Chief Executive Officer. “Our team will greatly benefit from Dr. Landis’ development expertise and guidance from his deep and diverse career from academia to the pharmaceutical industry. On behalf of the entire Board and management team, we welcome Dr. Landis to the team and look forward to his insights.”

“EyePoint is entering a new chapter of growth with the pending U.S. commercial launches for two ophthalmic products in 2019,” said Dr. Landis. “I look forward to guiding the Company as it executes on its strategic and commercial corporate goals in support of the transition to a commercial-stage specialty pharmaceutical company with a pipeline of innovative products for ocular diseases.”

Dr. Landis most recently served as a Director for Bioanalytical Systems, Inc. serving as the Chairman of its Board of Directors. Dr. Landis previously served as Senior Vice President, Pharmaceutical Sciences of Schering-Plough Corporation, a global pharmaceutical company. In that role, Dr. Landis led the global pharmaceutical sciences function of pharmacy, analytical chemistry, process chemistry, biotechnology, quality assurance, clinical supplies and devices. Prior to that, Dr. Landis served as Senior Vice President, Preclinical Development at Pharmacia Corporation and led the global preclinical functions of toxicology, drug metabolism and pharmacokinetics, pharmaceutical sciences, analytical chemistry and laboratory animal care. Dr. Landis also served as Vice President, Central Nervous System Psychiatry, Critical Care and Inflammation Development for Pharmacia & Upjohn in addition to other positions at the company in the areas of analytical research, quality assurance and quality control.

Dr. Landis is currently President of the Board of Exelead, a lipid drug delivery CMO, and serves on the Board of Symphogen, a company developing mixtures of monoclonal antibodies against oncology targets, where he chairs the development committee. He also chairs the Purdue University External Oncology Board, helping the faculty to transition their discoveries to the clinic. He is a current member of Purdue University’s Chemistry Leadership Council for the School of Science.

Dr. Landis earned Ph.D. and M.S. degrees in analytical chemistry from Purdue University and a B.S. degree in chemistry from Kent State University. He was awarded an Honorary Doctor of Science Degree from Purdue University in 2008.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (formerly pSivida Corp.) (www.eyepointpharma.com), headquartered in Watertown, MA, is a specialty biopharmaceutical company committed to developing and commercializing innovative ophthalmic products in indications with high unmet medical need to help improve the lives of patients with serious eye disorders. With the approval of YUTIQTM, the Company has developed five of only six FDA-approved sustained-release treatments for eye diseases. In addition, DEXYCU™ was approved by the FDA on February 9, 2018. DEXYCU, administered as a single intraocular dose at the end of ocular surgery for the treatment of postoperative inflammation, is the first and only FDA-approved intraocular product with this indication. DEXYCU employs the Verisome® extended-release drug delivery technology, which encompasses a broad number of related, but distinct drug delivery systems capable of incorporating an extensive range of active agents, including small molecules, proteins and monoclonal antibodies. ILUVIEN® (fluocinolone acetonide intravitreal implant), a micro-insert for diabetic macular edema, licensed to Alimera Sciences, Inc., is currently sold directly in the U.S. and several EU countries. Retisert® (fluocinolone acetonide intravitreal implant), for posterior uveitis, is licensed to and sold by Bausch & Lomb, Inc. YUTIQ three-year treatment of chronic non-infectious uveitis affecting the posterior segment of the eye was approved by the FDA on October 12, 2018. The Company’s pre-clinical development program is focused on using its core Durasert™ and the Verisome platform technologies to deliver drugs to treat wet age-related macular degeneration, glaucoma, and other diseases. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter, LinkedIn, Facebook and Google+.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect, plan or believe may occur in the future, including but not limited to statements about our plans to commercialize YUTIQ and DEXYCU, the expected timing of release of the 24-month and 36-month patient follow-up data for YUTIQ and our expectations regarding the timing of a filing of an application for approval of a next-generation, shorter-duration treatment for posterior segment uveitis, are forward-looking statements. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements include uncertainties with respect to: our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce commercial supply of YUTIQ and DEXYCU and commercialize YUTIQ and DEXYCU in the U.S.; our ability to successfully build a commercial infrastructure and enter into and maintain commercial agreements for the launch of DEXYCU and YUTIQ; the development of our next-generation YUTIQ short-acting treatment for uveitis; potential off-label sales of ILUVIEN for non-infectious posterior segment uveitis (“NIPU”); consequences of fluocinolone acetonide side effects; successful commercialization of, and receipt of revenues from, ILUVIEN for diabetic macular edema (“DME”) which depends on the ability of Alimera Sciences, Inc. (“Alimera”) to continue as a going concern; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; Alimera’s ability to obtain marketing approval for ILUVIEN in its licensed territories for NIPU; potential declines in Retisert royalties; our ability to market and sell products; the success of current and future license agreements, including our agreement with Alimera; termination or breach of current license agreements, including our agreement with Alimera; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; effects of the potential exit of the United Kingdom from the European Union; legislative or regulatory changes; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. You should read and interpret any forward-looking statements in light of these risks. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contacts

Investors:

Argot Partners

Kimberly Minarovich

(646) 368-8014

kimberly@argotpartners.com

Joseph Rayne

(617) 340-6075

joseph@argotpartners.com

Media:

Thomas Gibson

201-476-0322

tom@tomgibsoncommunications.com